Exhibit 99.1
Caesars Entertainment, Inc. Reports Third Quarter 2025 Results

LAS VEGAS and RENO, Nev. (October 28, 2025) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or the “Company”) today reported operating results for the third quarter ended September 30, 2025.
Third Quarter 2025 and Recent Highlights:
•GAAP net revenues of $2.9 billion versus $2.9 billion for the comparable prior-year period.
•GAAP net loss of $55 million compared to a net loss of $9 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $884 million versus $996 million for the comparable prior-year period.
•Caesars Digital Adjusted EBITDA of $28 million versus $52 million for the comparable prior-year period.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Our regional portfolio delivered net revenues and Adjusted EBITDA growth as a result of consistent operating trends and continued positive returns from our capital projects. Our Las Vegas segment Adjusted EBITDA declined during the quarter due to lower city-wide visitation and poor table games hold. Volumes in our Caesars Digital segment were strong, driven by continued product improvements while Adjusted EBITDA was negatively impacted by lower-than-expected sports hold during September. As we look to the fourth quarter, we anticipate improved operating performance given stronger occupancy in Las Vegas, continued momentum in our Caesars Digital segment and stable operating trends in our regional portfolio.”
Third Quarter 2025 Financial Results Summary and Segment Information
The following tables present actual 2025 and 2024 results as well as adjustments to net revenues, net income (loss) attributable to Caesars and Adjusted EBITDA for the effects of our completed divestiture in order to reflect amounts and percentage change on a same-store basis:

Net Revenues
	Three Months Ended September 30,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$952	$1,062	$(7)	$1,055	(9.8)%
Regional	1,536	1,446	—	1,446	6.2%
Caesars Digital	311	303	—	303	2.6%
Managed and Branded	73	68	—	68	7.4%
Corporate and Other	(3)	(5)	—	(5)	40.0%
Caesars	$2,869	$2,874	$(7)	$2,867	0.1%

Net Revenues
	Nine Months Ended September 30,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$3,009	$3,191	$(19)	$3,172	(5.1)%
Regional	4,359	4,196	—	4,196	3.9%
Caesars Digital	989	861	—	861	14.9%
Managed and Branded	214	206	—	206	3.9%
Corporate and Other	(1)	(8)	—	(8)	87.5%
Caesars	$8,570	$8,446	$(19)	$8,427	1.7%

Net Income (Loss) Attributable to Caesars
	Three Months Ended September 30,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$132	$226	$(5)	$221	(40.3)%
Regional	56	125	—	125	(55.2)%
Caesars Digital	(21)	11	—	11	*
Managed and Branded	18	19	—	19	(5.3)%
Corporate and Other	(240)	(390)	—	(390)	38.5%
Caesars	$(55)	$(9)	$(5)	$(14)	*

Net Income (Loss) Attributable to Caesars
	Nine Months Ended September 30,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$521	$696	$(13)	$683	(23.7)%
Regional	65	115	—	115	(43.5)%
Caesars Digital	18	(19)	—	(19)	*
Managed and Branded	52	54	—	54	(3.7)%
Corporate and Other	(908)	(1,135)	—	(1,135)	20.0%
Caesars	$(252)	$(289)	$(13)	$(302)	16.6%

Adjusted EBITDA (b)
	Three Months Ended September 30,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$379	$472	$(5)	$467	(18.8)%
Regional	506	498	—	498	1.6%
Caesars Digital	28	52	—	52	(46.2)%
Managed and Branded	18	19	—	19	(5.3)%
Corporate and Other	(47)	(40)	—	(40)	(17.5)%
Caesars	$884	$1,001	$(5)	$996	(11.2)%

Adjusted EBITDA (b)
	Nine Months Ended September 30,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$1,281	$1,426	$(13)	$1,413	(9.3)%
Regional	1,385	1,400	—	1,400	(1.1)%
Caesars Digital	151	97	—	97	55.7%
Managed and Branded	51	54	—	54	(5.6)%
Corporate and Other	(145)	(123)	—	(123)	(17.9)%
Caesars	$2,723	$2,854	$(13)	$2,841	(4.2)%
____________________
*Not meaningful
(a)Adjustment for pre-disposition results of operations reflecting the subtraction of results of operations for the LINQ Promenade, for the relevant periods. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.
(b)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss) attributable to Caesars, which the Company believes is the most comparable financial measure calculated in accordance with GAAP.
Balance Sheet and Liquidity
As of September 30, 2025, Caesars had $11.9 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $836 million, excluding restricted cash of $103 million.

(In millions)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$836	$866

Bank debt and loans	$6,081	$5,904
Notes	5,800	6,346
Other long-term debt	42	44
Total outstanding indebtedness	$11,923	$12,294

Net debt (a)	$11,087	$11,428
___________________
(a)Net debt is a non-GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is helpful in understanding our financial position. Net debt is equal to total outstanding indebtedness less cash and cash equivalents.
As of September 30, 2025, cash on hand and borrowing capacity was as follows:

(In millions)	September 30, 2025
Cash and cash equivalents	$836
Revolver capacity (a)	2,085
Revolver capacity committed to letters of credit	(83)
Available revolver capacity committed as regulatory requirement	(46)
Total	$2,792
___________________
(a)Revolver capacity includes $2.1 billion under our CEI Revolving Credit Facility, maturing in January 2028, and $25 million under the CVA Revolving Credit Facility, maturing on April 26, 2029, less $40 million reserved for specific purposes.
“In July 2025, we fully redeemed $546 million of 8.125% notes due 2027. During the quarter, and subsequent period through October, we repurchased 3.9 million shares of our common stock for $100 million, bringing aggregate share repurchases to 13.2 million for $391 million since midway through 2024. We continue to view our shares as undervalued and expect a balanced approach to free cash flow allocation across debt reduction and share buybacks.” said Bret Yunker, Chief Financial Officer.

Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income and interest expense, net of interest capitalized, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation expense, (gain) loss on extinguishment of debt, impairment charges, other (income) loss, net income (loss) attributable to noncontrolling interests, transaction costs associated with our acquisitions, developments and divestitures, and non-cash changes in equity method investments. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, distributions to our noncontrolling interest owners and payments under our leases with affiliates of VICI and GLPI, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. The reconciliation of Adjusted EBITDA to net income (loss) attributable to Caesars is attached at the end of this press release.
Net debt (defined above), a non-GAAP measure, has been presented as a supplemental disclosure because we believe it is helpful in understanding our financial condition. The reconciliation of net debt to total outstanding indebtedness is set forth above.
Other companies that provide similar non-GAAP measures may calculate them differently than we do, and the definitions may not be the same as the definitions we used in any of our debt agreements.
Conference Call Information
The Company will host a conference call to discuss its results on October 28, 2025 at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. Participants may register for the call approximately 15 minutes before the call start time by visiting the following website at https://register-conf.media-server.com/register/BI99edb5b24f9140bf8daf1eb9d6f8ef3b
Once registered, participants will receive an email with the dial-in number and unique PIN number to access the live event. The call will also be accessible on the Investor Relations section of Caesars’ website at https://investor.caesars.com.
In addition, supplemental slides will be posted prior to the call start time on the Investor Relations website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. To review our latest CSR report, please visit www.caesars.com/corporate-social-responsibility/csr-reports. Must be 21+ to gamble. Know When To Stop Before You Start.® If you or someone you know has a gambling problem, crisis counseling and referral services can be accessed by calling 1-800-GAMBLER (1-800-426-2537) or text 800GAM. For more information, please visit www.caesars.com/corporate.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include, but are not limited to: (a) the impact on our business, financial results and liquidity of economic trends, inflation, trade tensions and related actions, such as the imposition of tariffs between the United States and other countries, public health emergencies, terrorist attacks and other acts of war or hostility, work stoppages and other labor problems, or other economic and market conditions, including reductions in discretionary consumer spending as a result of downturns in the economy and other factors outside our control; (b) the impact of future cybersecurity breaches on our business, financial conditions and results of operations; (c) our ability to successfully operate our digital betting and iGaming platforms and expand their user base; (d) risks associated with our leverage and our ability to reduce our leverage; (e) the effects of competition, including new competition in certain of our markets, on our business and results of operations; and (f) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward- looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
We periodically provide other information for investors on our Investor Relations website, https://investor.caesars.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts.

Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2025	2024	2025	2024
NET REVENUES:
Casino	$1,642	$1,599	$4,904	$4,691
Food and beverage	436	438	1,299	1,295
Hotel	485	515	1,476	1,522
Other	306	322	891	938
Net revenues	2,869	2,874	8,570	8,446
OPERATING EXPENSES:
Casino	909	828	2,657	2,497
Food and beverage	277	271	827	800
Hotel	156	152	462	428
Other	114	104	314	298
General and administrative	483	478	1,443	1,443
Corporate	75	76	241	234
Impairment charges	—	—	—	118
Depreciation and amortization	352	326	1,073	979
Transaction and other costs, net	(10)	(5)	26	14
Total operating expenses	2,356	2,230	7,043	6,811
Operating income	513	644	1,527	1,635
OTHER EXPENSE:
Interest expense, net	(576)	(596)	(1,729)	(1,780)
Loss on extinguishment of debt	(4)	—	(4)	(51)
Other income	3	4	3	29
Total other expense	(577)	(592)	(1,730)	(1,802)
Income (loss) before income taxes	(64)	52	(203)	(167)
Benefit (provision) for income taxes	25	(43)	1	(68)
Net income (loss)	(39)	9	(202)	(235)
Net income attributable to noncontrolling interests	(16)	(18)	(50)	(54)
Net loss attributable to Caesars	$(55)	$(9)	$(252)	$(289)

Net loss per share - basic and diluted:
Basic loss per share	$(0.27)	$(0.04)	$(1.20)	$(1.34)
Diluted loss per share	$(0.27)	$(0.04)	$(1.20)	$(1.34)
Weighted average basic shares outstanding	207	215	209	216
Weighted average diluted shares outstanding	207	215	209	216

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Net loss attributable to Caesars	$(55)	$(9)	$(252)	$(289)
Net income attributable to noncontrolling interests	16	18	50	54
(Benefit) provision for income taxes	(25)	43	(1)	68
Other income (a)	(3)	(4)	(3)	(29)
Loss on extinguishment of debt	4	—	4	51
Interest expense, net	576	596	1,729	1,780
Impairment charges (b)	—	—	—	118
Depreciation and amortization	352	326	1,073	979
Transaction costs and other, net (c)	(3)	7	51	49
Stock-based compensation expense	22	24	72	73
Adjusted EBITDA	884	1,001	2,723	2,854
Pre-disposition Adjusted EBITDA (d)	—	(5)	—	(13)
Total Adjusted EBITDA	$884	$996	$2,723	$2,841
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(a)Other income for the nine months ended September 30, 2024 primarily represents a change in the estimate of our disputed claims liability.
(b)Impairment charges for the nine months ended September 30, 2024 includes impairment within our Regional segment as a result of a decrease in projected cash flows at certain properties primarily due to localized competition.
(c)Transaction costs and other, net primarily includes costs related to non-cash losses on the write down and disposal of assets, certain non-recurring litigation reserves, non-recurring asset recoveries, professional services for transaction and integration costs, various contract exit or termination costs, pre-opening costs in connection with our new property openings, and non-cash changes in equity method investments.
(d)Adjustment for pre-disposition results of operations reflecting the subtraction of results of operations for the LINQ Promenade prior to divestiture, for the relevant periods. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.